EXHIBIT 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
The Rouse Company:

         We consent to the incorporation herein by reference of our report dated February 22, 2001, relating to the consolidated financial statements and related schedules of The Rouse Company and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of The Rouse Company for the year ended December 31, 2000.
/s/ KPMG LLP

Baltimore, Maryland
October 26, 2001